PRESS RELEASE
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                                                           (NASDAQ Global: SIFI)

                            SI FINANCIAL GROUP, INC.
                       ANNOUNCES STOCK REPURCHASE PROGRAM

Willimantic, Connecticut. February 20, 2008 - SI Financial Group, Inc.(the "Company") (Nasdaq Global Market: SIFI) today announced that the Company's Board of Directors has approved the repurchase of up to 5% of the Company's outstanding common stock, or approximately 596,000 shares. When combined with shares that remain to be repurchased under the existing stock repurchase program, the Company may repurchase up to 647,000 shares of its common stock. Repurchases, which will be conducted through open market purchases or privately negotiated transactions, will be made from time to time depending on market conditions and other factors. Repurchased shares will be held in treasury.

SI Financial Group, Inc. is the holding company for Savings Institute Bank & Trust Company. Savings Institute Bank & Trust Company is headquartered in Willimantic, Connecticut with 21 branches in eastern Connecticut. The Bank is a full service community-oriented financial institution dedicated to serving the financial service needs of individuals, businesses, and municipalities within its market area.

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THIS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS" THAT ARE BASED ON ASSUMPTIONS
AND MAY DESCRIBE FUTURE PLANS, STRATEGIES AND EXPECTATIONS OF THE COMPANY. THESE FORWARD-LOOKING STATEMENTS ARE GENERALLY IDENTIFIED BY THE USE OF THE WORDS "BELIEVE," "EXPECT," "INTEND," "ANTICIPATE," "ESTIMATE," "PROJECT" OR SIMILAR EXPRESSIONS. THE COMPANY'S ABILITY TO PREDICT RESULTS OR THE ACTUAL EFFECT OF FUTURE PLANS OR STRATEGIES IS INHERENTLY UNCERTAIN. FACTORS THAT COULD HAVE A MATERIAL ADVERSE EFFECT ON THE OPERATIONS OF THE COMPANY AND ITS SUBSIDIARIES INCLUDE, BUT ARE NOT LIMITED TO, CHANGES IN MARKET INTEREST RATES, REGIONAL AND NATIONAL ECONOMIC CONDITIONS, LEGISLATIVE AND REGULATORY CHANGES, MONETARY AND FISCAL POLICIES OF THE UNITED STATES GOVERNMENT, INCLUDING POLICIES OF THE
UNITED STATES TREASURY AND THE FEDERAL RESERVE BOARD, THE QUALITY AND
COMPOSITION OF THE LOAN OR INVESTMENT PORTFOLIOS, DEMAND FOR LOAN PRODUCTS, DEPOSIT FLOWS, COMPETITION, DEMAND FOR FINANCIAL SERVICES IN THE COMPANY'S
MARKET AREA, CHANGES IN THE REAL ESTATE MARKET VALUES IN THE COMPANY'S MARKET AREA, ABILITY TO OPERATE NEW BRANCH OFFICES PROFITABLY, ABILITY TO EFFECTIVELY AND EFFICIENTLY INTEGRATE ACQUISITIONS AND CHANGES IN RELEVANT ACCOUNTING PRINCIPLES AND GUIDELINES. THE COMPANY PROVIDES GREATER DETAIL REGARDING SOME OF THESE FACTORS IN ITS FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2006, INCLUDING
IN THE RISK FACTORS SECTION OF THAT REPORT, AND IN ITS OTHER SEC REPORTS. THE COMPANY'S FORWARD-LOOKING STATEMENTS MAY ALSO BE SUBJECT TO OTHER RISKS AND UNCERTAINTIES, INCLUDING THOSE THAT IT MAY DISCUSS ELSEWHERE IN THIS NEWS
RELEASE OR IN ITS FILINGS WITH THE SEC, ACCESSIBLE ON THE SEC'S WEB SITE AT WWW.SEC.GOV. THESE RISKS AND UNCERTAINTIES SHOULD BE CONSIDERED IN EVALUATING
ANY FORWARD-LOOKING STATEMENTS AND UNDUE RELIANCE SHOULD NOT BE PLACED ON SUCH STATEMENTS. EXCEPT AS REQUIRED BY APPLICABLE LAW OR REGULATION, THE COMPANY DOES NOT UNDERTAKE, AND SPECIFICALLY DISCLAIMS ANY OBLIGATION, TO RELEASE PUBLICLY
THE RESULT OF ANY REVISIONS THAT MAY BE MADE TO ANY FORWARD-LOOKING STATEMENTS
TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE OF THE STATEMENTS OR TO
REFLECT THE OCCURRENCE OF ANTICIPATED OR UNANTICIPATED EVENTS.

CONTACT:

Sandra Mitchell
Vice President / Director of Corporate Communications
Email:  investorrelations@banksi.com
(860) 456-6509